Exhibit 99.1

2 Changi South Lane Singapore 486123	65.6890.7188 Main www.flextronics.com

PRESS  RELEASE

Kevin Kessel

Vice President, Investor Relations

+1.408.576.7985

kevin.kessel@flextronics.com

Renee Brotherton

Vice President, Corporate Communications

+1.408.576.7189

renee.brotherton@flextronics.com

FLEXTRONICS REPORTS FIRST QUARTER RESULTS

•    Net Sales Increased 15% Year-Over-Year

•    Adjusted EPS Increased 11% to $0.21

•    GAAP EPS Increased 21% to $0.17

Singapore, July 21, 2011 — Flextronics (NASDAQ: FLEX) today announced results for its first quarter ended July 1, 2011 as follows:

(US$ in millions, except EPS)

	Three Month Periods Ended
	July 1,	July 2,	Y/Y
	2011	2010	Growth
Net sales	$7,548	$6,566	15%
Adjusted operating income (1)	$197	$190	4%
GAAP operating income	$184	$175	5%
Adjusted net income (1)	$157	$154	2%
GAAP net income	$132	$118	12%
Adjusted EPS (1)	$0.21	$0.19	11%
GAAP EPS	$0.17	$0.14	21%

(1)	An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

First Quarter Results

Net sales for the first quarter ended July 1, 2011 increased $982 million or 15% to $7.5 billion compared to net sales for the quarter ended July 2, 2010 of $6.6 billion. Adjusted operating income and GAAP operating income were both up 4% and 5% respectively year over year. GAAP net income for the first quarter ended July 1, 2011 increased $14 million or approximately 12% to $132 million, compared to $118 million for the quarter ended July 2, 2010.  Adjusted EPS and GAAP EPS increased 11% and 21% respectively from the prior year quarter.

“Every one of our four core business groups grew double digits year-over-year and our revenue marked the second highest June quarter in our history. We expect our revenue growth to continue next quarter,” said Mike McNamara, CEO of Flextronics.  “This performance exemplifies Flextronics’ diversified business model and our broad based success across all of the markets we participate in.”

Authorization for New Share Repurchase

During the June quarter the company completed its third $200 million dollar share buyback program.

Flextronics also announced that its Board of Directors has authorized the repurchase of up to $200 million of the Company’s outstanding ordinary shares. This authorization is subject to shareholder approval which is expected tomorrow at the Annual and Extraordinary General Meetings and this will provide authorization for the repurchase of up to 10% of outstanding ordinary shares.

Share repurchases, if any, will be made in the open market at such times and in such amounts as management deems appropriate. The Company intends to affect any share purchases in compliance with SEC Rule 10b-18. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Guidance

For the second quarter ending September 30, 2011, revenue is expected to be in the range of $7.6 billion to $8.0 billion and adjusted EPS is expected to be in the range of $0.21 to $0.23 per share.

GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.04 per diluted share for quarterly intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the first quarter ended July 1, 2011.

The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.

About Flextronics

Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing,  consumer, industrial, infrastructure, medical and mobile OEMs.  Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  These risks include: that future revenues and earnings may not be achieved as expected; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales and our reliance on strategic relationships with major customers; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, utilize available manufacturing capacity, control costs and manage changes in our operations; production difficulties, especially with new products; the risk of future restructuring charges that could be material to our financial condition and results of operations; our ability to design and quickly introduce world-class components products that offer significant price and/or performance advantages over competitive products, at commercially viable production yields and quantities; the impact on our margins and profitability resulting from our increased components offerings which have required substantial investments, and start-up and integration costs in our components and design businesses; supply shortages of required electronic components; compliance with legal and regulatory requirements, including regulatory quality standards applicable to medical devices; the challenges of international operations, including fluctuations in exchange rates beyond hedge boundaries leading to unexpected charges; changes in government regulations and tax laws, including any effects related to the expiration of tax holidays; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; our dependence on our key personnel; our ability to comply with environmental laws; the challenges of integrating acquired companies and assets; the effects that the current macroeconomic environment could have on our business and demand for our products as well as on our liquidity and our ability to access credit markets; and the effects that current credit and market conditions could have on the liquidity and financial condition of customers or suppliers, including any impact on their ability to meet contractual obligations to us on terms and conditions previously negotiated.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	July 1, 2011	July 2, 2010
GAAP:
Net sales	$7,547,751	$6,565,880
Cost of sales	7,147,529	6,195,062

Gross profit	400,222	370,818

Selling, general and administrative expenses	215,915	195,718

Operating income	184,307	175,100

Intangible amortization	13,302	17,990
Interest and other expense, net	22,176	27,529

Income before income taxes	148,829	129,581

Provision for income taxes	16,854	11,403
Net income	$131,975	$118,178

EPS:
GAAP	$0.17	$0.14
Non-GAAP	$0.21	$0.19

Diluted Shares used in computing per share amounts	759,823	824,017

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.  See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

(unaudited)

	Three Month Periods Ended
	July 1, 2011	July 2, 2010

GAAP gross profit	$400,222	$370,818
Stock-based compensation expense	2,014	2,783
Non-GAAP gross profit	$402,236	$373,601

GAAP SG&A Expenses	$215,915	$195,718
Stock-based compensation expense	10,263	11,775
Non-GAAP SG&A Expenses	$205,652	$183,943

GAAP operating income	$184,307	$175,100
Stock-based compensation expense	12,277	14,558
Non-GAAP operating income	$196,584	$189,658

GAAP provision for income taxes	$16,854	$11,403
Intangible amortization	587	1,260
Non-GAAP provision for income taxes	$17,441	$12,663

GAAP net income	$131,975	$118,178
Stock-based compensation expense	12,277	14,558
Intangible amortization	13,302	17,990
Non-cash convertible debt interest expense	—	4,053
Adjustment for taxes	(587)	(1,260)
Non-GAAP net income	$156,967	$153,519

EPS:
GAAP	$0.17	$0.14
Non-GAAP	$0.21	$0.19

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 1, 2011	July 2, 2010
ASSETS

Current Assets:
Cash and cash equivalents	$1,557,808	$1,730,533
Accounts receivable, net	2,911,020	2,873,859
Inventories	3,738,298	3,320,940
Other current assets	1,361,658	715,174
Total Current Assets	9,568,784	8,640,506

Property and equipment, net	2,188,093	2,148,672
Goodwill and other intangibles, net	204,023	235,417
Other assets	222,231	270,630
Total assets	$12,183,131	$11,295,225

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$19,625	$176,708
Revolving Credit Facility due May 2012	160,000	—
1% Convertible Subordinated Notes due 2010	—	238,395
Accounts payable	5,528,148	4,919,997
Other current liabilities	1,903,526	1,728,671
Total current liabilities	7,611,299	7,063,771

Long-term debt, net of current portion:
Term Loans and Senior Subordinated Notes	2,033,904	1,972,272
Other long-term debt and capital lease obligations	220	6,411
Other liabilities	301,247	281,684

Total shareholders’ equity	2,236,461	1,971,087
Total liabilities and shareholders’ equity	$12,183,131	$11,295,225

See the accompanying notes on schedule IV attached to this press release.

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1)    To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude, among other items, stock-based compensation expense, restructuring charges, intangible amortization, non-cash convertible debt interest expense and certain other items.  These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.   We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested share bonus awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Non-cash convertible debt interest expense consists of interest expense recorded as a result of required accounting for convertible debt instruments that may be settled in cash upon conversion.  The accounting requires the initial proceeds from the sale of convertible instruments to be allocated between a liability component and an equity component in a manner that results in non-cash interest expense on the debt component until maturity.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to tax contingencies.

Free Cash Flow consists of GAAP net cash flows from operating activities less purchase of property and equipment net of dispositions.   We believe free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure —“net cash flows provided by operating activities.”

Return on Invested Capital (ROIC) is calculated by dividing the Company’s last twelve months after-tax Non-GAAP operating income by the net invested capital asset base as of the respective period end. After-tax non-GAAP operating income excludes charges for stock-based compensation expense, restructuring and other charges. The invested capital asset base is defined as total debt plus shareholders’ equity less cash. We believe ROIC is a useful measure in providing investors with information regarding our performance. ROIC is a widely accepted measure of earnings efficiency in relation to total capital employed. We believe that increasing the return on total capital employed, as measured by ROIC, is an effective method to sustain and increase shareholder value. ROIC is not a measure of financial performance under generally accepted accounting principles in the U.S., and may not be defined and calculated by other companies in the same manner. ROIC should not be considered in isolation or as an alternative to net income or loss as an indicator of performance. The following table reconciles ROIC as calculated using after-tax non-GAAP operating income to the same performance measure calculated using the nearest GAAP measure, which is GAAP operating income adjusted for taxes:

ROIC	Q1 FY 2012	Q1 FY 2011
GAAP ROIC	26.0%	23.6%
Adjustments noted above	0.5%	1.2%
Non-GAAP ROIC	26.5%	24.8%